 Exhibit 5.1

DAVID L. KAHN
 Attorney at Law
 3150 West Fir Avenue, #127
 Fresno, CA 93711
 Phone: (559) 440-9248, Fax: (559) 440-9348

                                                                February 21, 2008

Destination Television, Inc.
530 North Federal Highway
Fort Lauderdale, Florida 33301

            Re:        Destination Television, Inc.

Gentlemen:

            This opinion is given in connection with the registration with the Securities and Exchange Commission of 13,000,000 shares, which includes the 8,000,000 shares underlying the options (the Securities) of Destination Television, Inc. (the Company). The Securities are being registered pursuant to a requirement of Section 5 of the Securities Act of 1933, as amended, pursuant to a Registration Statement filed with the Washington, D.C. office of the U.S. Securities and Exchange Commission.

            I have acted as counsel to the Company in connection with the preparation of the Form S-8 Registration Statement pursuant to which the Securities were registered, in so acting, have examined the originals and copies of corporate instruments, certificates and other documents of the Company and interviewed representatives of the Company to the extent I deemed it necessary, in order to form the basis for the opinion hereinafter set forth.

            In such examination, I have assumed the genuineness of all signatures and authenticity of all documents submitted to me as certified or photostatic copies. As to all questions of fact material to this opinion that have not been independently established, I have relied upon statements or certificates of officers or representatives of the Company.

            The Securities, consisting of 5,000,000 shares of common stock and options for 8,000,000 shares, as well as the 8,000,000 shares covered by such options, are being registered and distributed pursuant to the Company's Registration Statement. The Securities are now authorized but unissued.

            Based upon the foregoing, I am of the opinion that the Securities of the Company registered with the Securities and Exchange Commission, having been registered pursuant to the Registration Statement will, when issued, be fully paid and non-assessable and there will be no personal liability to the owners thereof.

             I hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement pursuant to which the Securities will be registered with the Commission.

                                                                Very truly yours,

                                                                /s/ David L. Kahn

                                                                David L. Kahn